EXHIBIT 99.1

Kohlberg Capital Corporation Announces Third Quarter 2010 Financial Results

NEW YORK, Nov. 8, 2010 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") announced its third quarter 2010 financial results.

Financial Highlights

  Net investment income for the three months ended September 30, 2010 was approximately $3.8 million, or $0.17 per share. For the nine months ended September 30, 2010, net investment income was approximately $6.7 million, or $0.30 per share.
  The Company declared dividends of $0.17 per share for each of the first, second and third quarters of 2010.
  Net realized losses were approximately $3.0 million and $10.7 million for the three and nine months ended September 30, 2010, respectively.
  Net unrealized losses on investments were approximately $4.1 million and $3.4 million for the three and nine months ended September 30, 2010, respectively.
  Settlement of litigation filed by the Company regarding its credit facility resulting in a maturity date of February 28, 2011 at an interest rate based on prevailing commercial paper rates plus 0.85% (approximately 1.2% at September 30, 2010) and a $2 million settlement payment to the Company upon full repayment of outstanding balance.
  At September 30, 2010, the fair value of the Company's investments totaled approximately $323.5 million.
  Net asset value per share of $8.84 as of September 30, 2010 as compared to $9.56 as of December 31, 2009.

"During the third quarter, we reached a settlement with our lenders which established a maturity date of February 28, 2011 at our previously contracted all-in rate approximating 1.2% as of quarter-end and a settlement payment to us of $2 million," said Dayl Pearson, president and chief executive officer. "During the quarter we have continued to significantly de-lever our balance sheet -- our debt outstanding is down from $218 million at the end of last year to approximately $137 million at quarter-end to a current balance of approximately $95 million by the end of this week. Our asset coverage is 246% well above the parameters mandated by our status as a BDC. Our asset base remains heavily weighted to debt securities which made up approximately 59% of our investment portfolio, of which approximately 98% are secured loans. Our significant concentration in more senior securities coupled with significant asset diversity reflected in our average loan balances of approximately $2.4 million and loans spread across 23 different industries, have allowed us to maintain good portfolio quality in this difficult economic environment."

Operating Results

For the three and nine months ended September 30, 2010, the Company reported total investment income of approximately $8.1 and $22.4 million, respectively, compared to approximately $8.2 million and $26.5 million, respectively, in the prior year periods. Investment income from debt securities decreased approximately $2.1 million and $6.8 million, respectively, from approximately $5.9 million and $18.8 million, respectively in 2009 to approximately $3.8 million and $12 million in 2010 due to a reduction in size of our loan portfolio primarily due to lower average investment balances on which interest is earned.  The decrease in average assets is primarily due to paydowns and settlements during the first nine months of 2010. In addition, investment income from CLO fund securities for the three and nine months ended September 30, 2010 was approximately $2.7 million and $7.2 million and Katonah Debt Advisors, the Company's wholly-owned asset manager, paid a cash dividend to the Company of $3.0 million.

Expenses for the three and nine months ended September 30, 2010 totaled approximately $4.3 and $15.7 million, respectively as compared to approximately $4.8 million and $10.8 million for the same periods in 2009. The increase in expenses is primarily attributed to interest expenses and professional fee expenses. Interest expenses are higher due to the payment of default interest on the Company's credit facility which was being paid under protest offset in part by a lower average debt balance for the first half of 2010. Professional fee expenses are higher by approximately $4 million relative to the same prior year periods due to increased legal expenses (approximately $1.9 million), accounting (approximately $1.2 million) and valuation services (approximately $437,000).  This increase in professional fees is primarily related to legal proceeding and our complaint against our lenders and additional legal, accounting and valuation costs related to the restatement (and defense on the related class-action and SEC investigation) of our year-end 2008 and first-and second- quarter 2009 financial statements.

Realized losses for the three and nine months ended September 30, 2010 were approximately $3.0 million and $10.7 million, respectively and for the same periods in 2009, $3.8 million and $8.9 million, respectively. Net investment income for the three and nine months ended September 30, 2010 was approximately $3.8 million and $6.7 million or $0.17 and $0.30 per share, compared to approximately $3.5 million and $15.7 million, or $0.16 and $0.71 per share for the three and nine months ended September 30, 2009.

The net change in unrealized losses for the three months ended September 30, 2010 totaled approximately $4.1 million, as compared to an unrealized gain of $11 million at September 30, 2009. The net change in unrealized losses for the nine months ended September 30, 2010 totaled approximately $3.4 million, as compared to an unrealized gain of $25.8 million at September 30, 2009.

Investment Portfolio

Kohlberg Capital Corporation's portfolio fair value was $323.5 million as of September 30, 2010. The following table shows the composition of the Company's portfolio by security type at September 30, 2010 as compared to the prior year ended December 31, 2009:

	September 30, 2010			December 31, 2009
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$24,529,777	$24,529,777	12%	$126	$126	--%
Money Market Account	212,245	212,245	--	--	--	--
Senior Secured Loan	110,660,494	95,668,038	48	179,425,767	159,075,586	74
Junior Secured Loan	103,690,662	90,642,174	45	129,016,237	114,920,499	54
Mezzanine Investment	10,744,496	250,000	--	28,606,852	19,235,444	9
Senior Subordinated Bond	4,240,630	3,964,233	2	3,007,167	2,415,000	1
Senior Unsecured Bond	--	--	--	2,000,000	1,710,000	1
Preferred Stock	400,000	384,000	--	--	--	--
CLO Fund Securities	68,258,657	52,751,000	26	68,195,049	48,971,000	23
Equity Securities	14,216,146	5,989,599	3	12,365,603	4,713,246	2
Affiliate Asset Managers	44,219,947	49,149,581	25	40,751,511	58,064,720	27
Total	$381,173,054	$323,540,647	161%	$463,368,312	$409,105,621	191%

¹ Calculated as a percentage of net asset value.

The Company's loan and bond portfolio (excluding its investment in CLO fund securities, short-term investments and affiliate asset managers discussed further below) as of September 30, 2010 totaled $190.9 million at fair value, of which 98% are secured loans. The cost of such investments was $229.7 million, representing a fair value discount to cost of 17% or approximately $1.71 per outstanding share. As of September 30, 2010, the Company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the Company's loan and bond portfolio at September 30, 2010 was approximately 5.0%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 59% of the total investment portfolio, was spread across 23 different industries and 58 different entities with an average balance per entity of approximately $3.2 million. As of September 30, 2010, all but five issuers or approximately 2% of total investments at fair value were current on their debt service obligations.

Investment in CLO Fund Securities

As of September 30, 2010, the Company's investment at fair value in CLO Fund securities was approximately $52.8 million. The underlying assets in each of the CLO funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages. Although CLO fund securities continue to experience manageable default rates and strong net interest cash flows, rating downgrades of underlying loan assets in certain of the Company's older CLO funds resulted in the temporary suspension of distributions to the junior CLO fund securities in the Company's investment portfolio in order to repay indebtedness and thus de-lever such CLO funds. Our largest two CLO fund investments, Katonah X CLO Ltd. and Katonah 2007-1 CLO Ltd., both managed by our wholly-owned asset manager, Katonah Debt Advisors, represented 62% of our investments in CLO fund securities at September 30, 2010, have performed since inception and have not been subject to any suspension of distributions. During 2010, the Grant Grove CLO, Ltd., Katonah IX CLO Ltd., and Katonah VIII CLO Ltd. investments resumed their distributions to the junior CLO fund securities held by the Company. The Company currently expects that during the first quarter of 2011 the one remaining CLO fund managed by Katonah Debt Advisors (representing 0.3% of total investments) that was subject to temporary suspensions of distributions to junior CLO fund securities will resume its distributions to the junior CLO fund securities held by the Company.

Investment in Asset Manager Affiliate for the Quarter Ended September 30, 2010

At September 30, 2010, the Company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $49.1 million as compared to approximately $58.1 million at December 31, 2009. Katonah Debt Advisors' assets under management at September 30, 2010 totaled approximately $2.1 billion. During 2009 and 2010, certain CLO funds deferred the payment of their subordinate management fees (senior management fees have all been paid on a current basis) to Katonah Debt Advisors. So far during 2010, Katonah IX CLO Ltd., Katonah VIII CLO Ltd., and Katonah VII CLO Ltd.  resumed their full distributions of both senior and subordinated management fees and began to pay the accrued and unpaid subordinate fees from prior periods.  As of September 30, 2010, approximately $4.1 million of previously accrued subordinate management fees have been paid to Katonah Debt Advisors and total remaining accrued fees owed to Katonah Debt Advisors totaled approximately $1.2 million. The Company currently expects all accrued subordinate fees to be distributed to Katonah Debt Advisors during 2010. The payments of such fees could be available for distribution to the Company as investment income (dividend from affiliate).

Liquidity and Capital Resources

At September 30, 2010, Kohlberg Capital had unrestricted cash and time deposits of approximately $26.7 million, total assets of approximately $339.8 million and stockholders' equity of $200.8 million. The Company's net asset value per common share was $8.84. Debt outstanding under our secured credit facility (the "Facility") was $137.2 million, resulting in a 246% asset coverage ratio, well above the minimum 200% required by the Investment Company Act of 1940. Debt outstanding as of October 31, 2010 is less than $117 million.

On August 28, 2009, the Company and KCAP Funding (the Borrower under the LFSA) filed a complaint in the Supreme Court of the State of New York against the Agent and the other Lender Parties to the LFSA. The Company's discussions with the Agent to reach a mutually agreeable amendment to the LFSA were terminated prior to the filing of the complaint. The complaint reflects the Company's and the Borrower's beliefs that the Agent's declaration of a Termination Date (which ended the revolving period and commenced the amortization period) was wrongful and the Agent's assertion of the occurrence of a Termination Event based upon certain alleged breaches by the Company and the Borrower of their obligations under the LFSA is without merit. The complaint also seeks to clarify the Company's and the Borrower's rights and obligation under the LFSA.

On September 20, 2010, the Company entered into a Forbearance and Settlement Agreement (the "Settlement Agreement") with the Agent and Lender Parties (the Company, Agent and lenders collectively known as the "Parties") in order to settle all outstanding claims of the Parties under the LFSA and all related claims asserted by the Parties in connection with the Litigation noted above as filed by us.

Pursuant to the Settlement Agreement, the Lender Parties have agreed to refrain, during the Forbearance Term, from the exercise of any right or remedy relating to any termination events alleged by any of the Lender Parties to have occurred (or that resulted from or otherwise relates to an event that occurred or a condition that existed prior to the date of the Settlement Agreement and that was known or reasonably should have been known to the Lender Parties) under the LFSA and the related documents on or before September 20, 2010, the date of the Settlement Agreement.   Under the terms of the Settlement Agreement, (i) the Lender Parties have agreed to pay to the Company $2 million so long as all outstanding advances under the LFSA and accrued interest thereon (exclusive of any fees or expenses, including attorneys' fees and indemnification payments, of the Lender Parties incurred in connection with the Litigation or any other fees or expenses payable to the Lender Parties under the LFSA or the related documents other than fees or expenses incurred in connection with or related to the exercise of remedies following the occurrence of a Forbearance Term termination event) are repaid in full on or before February 28, 2011, (ii) from September 10, 2010 through the end of the Forbearance Term, interest on advances outstanding under the LFSA will accrue at the rate provided for under the LFSA prior to the occurrence of a termination event (equal to 0.85% above the prevailing commercial paper rate, or prevailing LIBOR if the commercial paper market is at any time unavailable), (iii) upon execution of the Settlement Agreement, the Company has agreed to release the Lender Parties from any and all claims that any of them may have under the LFSA and the related documents or the Litigation, (iv) upon payment in full in accordance with the Agreement of all outstanding advances and accrued interest thereon and all other amounts due to the Lender Parties under the LFSA, the Lender Parties have agreed to release us from any and all claims that any of them may have under the LFSA and the related documents or the Litigation and (v) the parties have stipulated to dismiss the Litigation, with prejudice, by stipulation of discontinuance filed with the Court on September 21, 2010.

Since September 2008, all principal and excess interest collected from the assets securing the Facility have been and continue to be used to amortize the Facility.  At the maturity, we may be required to sell or transfer the remaining assets securing the Facility, potentially at a loss, to repay any remaining outstanding borrowings or we may enter into alternative financing arrangements with another lender.

We are currently using any income generated by the assets collateralizing the Facility to pay principal, interest and other expenses of the Facility -- despite the fact that, if we want to remain a registered investment company and continue to be afforded favorable tax treatment for U.S. federal income tax purposes, we are required to distribute to the shareholders substantially all of our investment company taxable income, including the net amounts generated by the collateralized assets. These collateralized assets with a market value of approximately $196 million represent approximately 58% of our total assets (at fair value) at September 30, 2010 and contributed approximately 38% of the Company's investment income for the quarter ended September 30, 2010. Because we are using net interest income earned on the assets securing the Facility to amortize the Facility during the amortization period (which the Company has challenged as being wrongfully commenced), we may need to sell other assets not pledged to the Facility, potentially at a loss, in order to generate sufficient cash to make the required dividend distributions necessary to maintain our registered investment company status. In addition, at the end of the amortization period, we may be required to sell or transfer the remaining assets securing the Facility, potentially at a loss, to repay any remaining outstanding borrowings. Any such asset sale could adversely affect our business, liquidity, financial condition and results of operations. We expect that our cash on hand, liquid investments, and cash generated from operations, including income earned from investments and any income distributions made by Katonah Debt Advisors, our wholly-owned portfolio company, will be adequate to meet our liquidity needs and distribution requirements over the next twelve months.

Dividend

Generally, the Company seeks to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by its investment portfolio and any distributions from Katonah Debt Advisors. The Company announced a regular quarterly dividend of $0.17 per share on September 20, 2010. The record date for this dividend was October 8, 2010 and the dividend was paid on October 29, 2010.  Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

The Company has adopted a dividend reinvestment plan that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

Kohlberg Capital Corporation will hold a conference call on Monday, November 8, 2010 at 5:00 p.m. Eastern Standard Time to discuss its third quarter 2010 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 877-710-0209. A replay of the call will be available from 8:00 p.m. on November 8, 2010 until 11:59 p.m. Eastern Time on November 15, 2010. The dial in number for the replay is 800-642-1687 and the conference ID is 21742691. Additional information regarding the fair value of the Company's debt investments can also be found on the Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

KOHLBERG CAPITAL CORPORATION
BALANCE SHEETS

	As of September 30, 2010	As of December 31, 2009
	(unaudited)
ASSETS
Investments at fair value:
Time deposits (cost: 2010 -- $24,529,777; 2009 -- $126)	$24,529,777	$126
Money market account (cost: 2010 -- $212,245; 2009 -- $0)	212,245	—
Debt securities (cost: 2010 -- $229,736,282; 2009 -- $342,056,023)	190,908,445	297,356,529
CLO fund securities managed by non-affiliates (cost: 2010 -- $15,689,717; 2009 -- $15,685,858)	5,271,000	4,021,000
CLO fund securities managed by affiliate (cost: 2010 -- $52,568,940; 2009 -- $52,509,191)	47,480,000	44,950,000
Equity securities (cost: 2010 -- $14,216,146; 2009 -- $12,365,603)	5,989,599	4,713,246
Asset manager affiliates (cost: 2010 -- $44,219,947; 2009 -- $40,751,511)	49,149,581	58,064,720
Total Investments at fair value	323,540,647	409,105,621
Cash	2,225,116	4,140,408
Restricted cash	2,239,603	18,696,023
Interest and dividends receivable	3,083,707	3,836,031
Receivable for open trades	8,665,186	2,953,500
Due from affiliates	1,643	44,274
Other assets	24,290	640,200
Total assets	$339,780,192	$439,416,057

LIABILITIES
Borrowings	$137,159,147	$218,050,363
Accounts payable and accrued expenses	1,819,730	3,057,742
Dividend payable	—	4,412,228
Total liabilities	$138,978,877	$225,520,333
Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 22,708,399 and 22,363,281 common shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively.	$223,687	$220,611
Capital in excess of par value	284,975,852	283,074,233
Accumulated undistributed net investment income	449,558	1,326,380
Accumulated net realized losses	(27,215,375)	(16,462,808)
Net unrealized depreciation on investments	(57,632,407)	(54,262,692)
Total stockholders' equity	$200,801,315	$213,895,724
Total liabilities and stockholders' equity	$339,780,192	$439,416,057
NET ASSET VALUE PER COMMON SHARE	$8.84	$9.56

KOHLBERG CAPITAL CORPORATION
STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Investment Income:
Interest from investments in debt securities	$3,774,475	$5,855,051	$12,019,584	$18,808,447
Interest from cash and time deposits	3,259	5,092	15,752	14,778
Dividends from investments in CLO fund securities managed by non-affiliates	472,972	355,726	1,273,619	1,174,026
Dividends from investments in CLO fund securities managed by affiliate	2,222,806	2,035,789	5,935,478	6,246,918
Dividends from affiliate asset manager	1,500,000	—	3,000,000	—
Capital structuring service fees	117,704	(6,814)	193,415	272,401
Total investment income	8,091,216	8,244,844	22,437,848	26,516,570

Expenses:
Interest and amortization of debt issuance costs	1,623,305	3,137,425	6,723,587	6,223,077
Compensation	814,584	760,759	2,418,567	2,386,218
Professional fees	1,373,552	471,191	5,325,341	1,111,823
Insurance	105,985	95,662	306,752	273,136
Administrative and other	342,520	303,175	956,638	832,724
Total expenses	4,259,946	4,768,212	15,730,885	10,826,978

Net Investment Income	3,831,270	3,476,632	6,706,963	15,689,592
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	(3,046,761)	(3,769,049)	(10,752,567)	(8,901,941)
Net change in unrealized appreciation (depreciation) on:
Debt securities	1,334,179	8,218,083	5,871,658	15,800,620
Equity securities	(565,094)	(102,710)	(574,190)	(526,590)
CLO fund securities managed by affiliate	550,246	4,137,840	2,470,250	11,118,734
CLO fund securities managed by non-affiliate	28,720	298,886	1,246,142	(842,722)
Affiliate asset manager investments	(5,451,872)	(1,593,871)	(12,383,575)	205,975
Net realized and unrealized appreciation (depreciation) on investments	(7,150,582)	7,189,179	(14,122,282)	16,854,076

Net Increase (Decrease) In Net Assets Resulting From Operations	$(3,319,312)	$10,665,811	$(7,415,319)	$32,543,668
Net Increase (Decrease) In Stockholders' Equity Resulting from Operations per Common Share—Basic and Diluted	$(0.15)	$0.48	$(0.33)	$1.48
Net Investment Income Per Common Share—Basic and Diluted	$0.17	$0.16	$0.30	$0.71
Net Investment Income and Net Realized Gains/Losses Per Common Share—Basic and Diluted	$0.03	$(0.01)	$(0.18)	$0.31
Weighted Average Shares of Common Stock Outstanding—Basic	22,677,428	22,194,690	22,547,274	22,030,517
Weighted Average Shares of Common Stock Outstanding—Diluted	22,677,428	22,194,695	22,547,274	22,030,517
CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com